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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                              --------------------

                                    FORM 8-K




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)                January 13, 1997


                          URETHANE TECHNOLOGIES, INC.
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             (Exact Name of Registrant as Specified in its Charter)




          Nevada                        1-11600                  33-0126369
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(State or Other Jurisdiction          (Commission              (IRS Employer
    of Incorporation)                 File Number)           Identification No.)



212 West Taft, Orange, California                                       92866
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(Address of Principal Executive Offices)                              (Zip Code)


      Registrant's telephone number, including area code:  (714) 921-2300

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ITEM 9.          SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

                 Urethane Technologies, Inc. (the "Company") sold 4 Convertible Debentures at a price of $25,000 per Convertible Debenture on January 13, 1997 and sold 1 Convertible Debenture at a price of $15,000 on January 17, 1997. The Offering was made on behalf of the Company by Astor Capital as placement agent and was made to non-U.S. persons (as defined in Regulation S).
                 The Offering raised an aggregate of $115,000, of which the placement agent received a commission of seven percent of the first one hundred thousand dollars and ten percent thereafter. The Convertible Debentures are convertible into shares of common stock at the lesser of certain discount to the bid price of the common stock at the date of the sale of the Convertible Debenture or a different discount to the bid price of the common stock at the date of conversion. The Offering was made in reliance on Regulation S promulgated under the Securities Act of 1933, based on the fact that the Company is a reporting issuer pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, the offer and sale of the Convertible Debentures were made in an offshore transaction (as defined in Regulation S), and no direct selling efforts were made in the United States by the Company, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Dated: January 27, 1997                 URETHANE TECHNOLOGIES, INC.




                                        By:      /s/ James B. Frakes
                                           ---------------------------------
                                                     James B. Frakes,
                                                 Chief Financial Officer